Exhibit 19.1
                 AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT -
                              IDENTIFIED PORTFOLIO
                                  AS OF 4/30/98


AGGREGATE RECEIVABLES        NUMBER OF ACCOUNTS   PERCENT OF NUMBER   AGGREGATE RECEIVABLE      PERCENT OF AGGREGATE
BALANCE                                           OF ACCTS            BALANCE                   RECEIVABLE BALANCE


1.     5,000  or less               35,284           69.81%               $58,780,705.86                10.78%

2.     5,000 - 10,000                6,450           12.76%                45,686,894.34                 8.38%

3.    10,000 - 25,000                5,124           10.14%                79,700,596.90                14.62%

4.    25,000 - 50,000                1,993            3.94%                69,330,219.94                12.72%

5.    50,000 - 75,000                  642            1.27%                39,167,908.19                 7.18%

6.    75,000 - 100,000                 280            0.55%                24,256,081.91                 4.45%

7.   100,000 - 250,000                 517            1.02%                78,792,081.08                14.45%

8.   250,000 - 500,000                 158            0.31%                54,411,597.76                 9.98%

9.   500,000 - 1,000,000                68            0.13%                45,905,741.75                 8.42%

10. 1,000,000 - 5,000,000               29            0.06%                44,058,655.08                 8.08%

11.   Over 5,000,000                     1                                  5,059,890.00                 0.93%

Total:                              50,546                               $545,150,372.81

                          AFCO COMPOSITION OF RECEIVABLES BY REMAINING
                             INSTALLMENT TERM - IDENTIFIED PORTFOLIO
                                          AS OF 4/30/98


REMAINING INSTALLMENT           NUMBER OF ACCTS                    PERCENT                 AGGREGATE              PERCENT OF
TERM                                                          OF NUMBER OF               RECEIVABLES               AGGREGATE
                                                                     ACCTS                   BALANCE             RECEIVABLES
                                                                                                                     BALANCE

03 Months or Less                        20,142                     39.85%            $80,419,898.01                  14.75%


04 to 06 Months                          16,354                     32.35%            183,492,946.79                  33.66%


07 to 09 Months                          13,454                     26.62%            202,206,662.79                  37.09%


10 to 12 Months                             392                      0.78%             36,565,674.04                   6.71%


13 to 18 Months                              95                      0.19%             13,978,701.47                   2.56%


More than 18 Months                         109                      0.22%             28,486,489.71                   5.23%


Total:                                   50,546                                      $545,150,372.81

               AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFLIO
                                 AS OF 4/30/98

STATES                           AGGREGATE                    PERCENTAGE OF
                                RECEIVABLES                   AGGREGATE
                                BALANCE                       RECEIVABLES
                                                              BALANCE

CALIFORNIA                     $108,803,909.35                 19.96%
TEXAS                            62,197,573.57                 11.41%
NEW YORK                         55,108,457.31                 10.11%
NEW JERSEY                       36,122,545.20                  6.63%
FLORIDA                          36,003,080.44                  6.60%
PENNSYLVANIA                     24,571,299.48                  4.51%
WASHINGTON                       15,400,301.83                  2.82%
GEORGIA                          15,175,073.89                  2.78%
ILLINOIS                         14,770,221.54                  2.71%
OHIO                             13,494,216.47                  2.48%
MASSACHUSETTS                    12,152,776.19                  2.23%
MICHIGAN                         11,697,483.12                  2.15%
COLORADO                         10,393,407.11                  1.91%
INDIANA                          10,212,925.42                  1.87%
LOUISIANA                         9,191,903.81                  1.69%
ALASKA                            8,406,810.09                  1.54%
NORTH CAROLINA                    8,016,359.95                  1.47%
CONNECTICUT                       7,286,274.65                  1.34%
VIRGINIA                          7,182,729.66                  1.32%
SOUTH CAROLINA                    7,055,505.03                  1.29%
OREGON                            6,485,374.15                  1.19%
MINNESOTA                         5,518,596.59                  1.01%
MARYLAND                          5,283,765.83                  0.97%
MISSOURI                          5,257,689.31                  0.96%
OKLAHOMA                          4,986,582.94                  0.91%
ALABAMA                           4,528,328.17                  0.83%
ARIZONA                           4,053,254.45                  0.74%
WEST VIRGINIA                     4,018,075.46                  0.74%
WISCONSIN                         3,812,719.71                  0.70%
KENTUCKY                          3,615,176.42                  0.66%
ARKANSAS                          3,387,962.56                  0.62%
HAWAII                            3,074,375.06                  0.56%
MISSISSIPPI                       3,004,963.17                  0.55%
TENNESSEE                         2,872,621.11                  0.53%
NEVADA                            2,187,778.71                  0.40%
NEW HAMPSHIRE                     1,691,985.51                  0.31%
UTAH                              1,601,935.81                  0.29%
IDAHO                             1,523,086.81                  0.28%
MAINE                             1,335,289.33                  0.24%
NEBRASKA                            911,889.59                  0.17%
IOWA                                766,316.87                  0.14%
MONTANA                             713,664.10                  0.13%
RHODE ISLAND                        706,142.75                  0.13%
WYOMING                             420,738.64                  0.08%
SOUTH DAKOTA                        109,472.49                  0.02%
DELAWARE                             26,020.92                  0.00%
ONTARIO                              10,729.20                  0.00%
KANSAS                                1,181.55                  0.00%
BRITISH COLUMBIA                        962.64                  0.00%
NEW MEXICO                              409.83                  0.00%
ALBERTA                                 277.26                  0.00%
NORTH DAKOTA                            151.76                  0.00%

Total:                         $545,150,372.81

                             LOAN LOSS EXPERIENCE(1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)



                                                                  FOUR MONTHS          TWELVE MONTHS
                                                                ENDED APRIL 30,     ENDED DECEMBER 31,
                                                                     1998                1997
                                                                     ----                ----


Average Outstanding Principal Balance                              $533,478            $562,229

Gross Charge Offs                                                       872               1,002

Recoveries                                                              164                 102

Net Charge Offs                                                         708                 900


Net Charge Offs as a Percentage of Average
     Aggregate Outstanding Principal Balance                           0.40%    (2)        0.16%





  (1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.
  (2) Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                 AT APRIL 30,             AT DECEMBER 31,
                                                     1998                      1997
                                                     ----                      ----

Number of days a loan remains overdue
after cancellation of
the related insurance policy


     31-89 days                                      1.28%                    1.17%

     90-270 days                                     1.01%                    0.93%

     Over 270 days (1)                               0.00%                    0.00%
                                                     -----                    -----


                                                     2.29%                     2.10%
                                                     =====                     =====
     Total



(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                           FOUR MONTHS ENDED       TWELVE MONTHS ENDED
                                            APRIL 30, 1998           DECEMBER 31, 1997
                                            --------------           -----------------


Average Outstanding Principal                    $533,478                $562,229
Balance  Receivables

Interest & Fee Income                              20,631                  63,462




Average Revenue Yield                              11.60%   (1)             11.29%




(1)  Calculated on an annualized basis.